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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ECUITY, INC. f/k/a
                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                                       98-0201259
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No)

                          Suite 600, 800 Bellevue Way,
                           Bellevue, Washington, 98004
                     --------------------------------------
                    (Address of Principal Executive Offices)

                       2005 Consultant Services Stock Plan
                       -----------------------------------
                            (Full Title of the Plan)

                              King Cole, President
                                  Ecuity, Inc.
                          Suite 600, 800 Bellevue Way,
                           Bellevue, Washington, 98004
                      -------------------------------------
                     (Name and address of agent for service)

                                 (425) 562-2900
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                                   Jack G. Orr
                         Law Offices of Jack G. Orr, PS
                                110 Old City Hall
                               625 Commerce Street
                                Tacoma, WA 98402

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
Title of               Proposed          Proposed
Securities             Amount            Maximum              Maximum             Amount of
to be                  to be             Offering Price       Aggregate           Registration
Registered             Registered(1)     per Share (2)        Offering Price(2)   Fee(2)

Common Stock,
$0.001 par value:      15,000,000        $0.06                $900,000            $105.93

TOTAL                  15,000,000        $0.06                $900,000            $105.93
----------------------------------------------------------------------------------------------

         (1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock. Amount includes shares to be issued for services to be rendered to us, of which 600,000 shares of our Common Stock are to be issued to Jack G. Orr and the Law Offices of Jack
G. Orr, PS respectively for legal services.

         (2) Computed pursuant to Rule 457 ( c) of the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on January 18, 2005.

                                     PART I

Item 1.  Plan Information

         See Item 2.

Item 2. Registrant Information and Employee Plan Annual Information

         The  document(s)   containing  the  information   concerning  the  Plan
specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the Participants in the Plan, as specified by Rule 424(b) (1) under the Securities Act. In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed with or furnished to the Securities and Exchange by the Registrant, are incorporated herein by reference and made part of this Registration Statement:

         (a) The Annual Report on Form 10-KSB filed on October 25, 2004, which includes audited financial statements as of and for the fiscal year ended June 30, 2004; and

         (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 2004 filed on November 19, 2004;

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with this Registration Statement will be passed upon for review by the Law Offices of Jack G. Orr, LP which is a shareholder of 250,000 shares of the Registrant's common stock. In addition, 600,000 shares will be issued to Jack G. Orr under the 2005 Consultant Services Stock Plan for legal services rendered to the Registrant by Jack G. Orr and the Law Offices of Jack G. Orr, PS.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.7502 of the Nevada Revised Statutes, as amended (the "NRS") provides that the Registrant may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for the Registrant to provide this statutory indemnity, the indemnified party must not be liable under NRS section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

         NRS section 78.7502 also provides that the Registrant may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the Registrant by reason of the fact that he is or was serving at the request of the Registrant as a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under NRS section 78.138 if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. The Registrant may not indemnify a person if the person is judged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

         NRS section 78.7502 requires the Registrant to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

         As permitted by Nevada law, the Registrant's Articles of Incorporation, as amended (the "Articles"), contains an article limiting the personal liability of directors, officers or stockholders of the Registrant. This provision provides that a director, officer or stockholder of the Registrant shall not be personally liable for any damages from any breach of fiduciary duty as a director, officer or stockholder, except for liability based on acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of NRS section 78.300.

         The Registrant's Bylaws provide that it shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Nevada law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


Item 8.  Exhibits

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

  Exhibit.                           Exhibit
  No.

  4                 2005 Consultant Services Stock Plan
  5                 Opinion of Law Offices of Jack G. Orr, PS
  23.1              Consent of De Leon & Company, P.A.
  23.2              Consent of Law Offices of Jack G. Orr, PS (contained
                    in Exhibit 5 hereto)

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) any material information with respect to the
plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 20th day of January, 2005.


ECUITY, INC. f/k/a
Y3K SECURE ENTERPRISE SOFTWARE, INC.



By: /s/  King Wm. S. Cole
------------------------------------
         King Wm. S. Cole, President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints King Cole as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

Signature                   Title                              Date

/s/ Shane Smith             Chairman of the Board and CEO      January 20, 2005
-------------------
Shane Smith

/s/ King Cole               President and Director             January 20, 2005
-------------------
King Cole

/s/ Leon Caldwell           Treasurer                          January 20, 2005
-------------------         (Principal Financial Officer)
Leon Caldwell


         Exhibit No.                          Exhibit

         4                 2005 Amended Consultant Services Stock Plan
         5                 Opinion of Law Offices of Jack G. Orr, PS
         23.1              Consent of De Leon & Company, P.A.
         23.2              Consent of Law Offices of Jack G. Orr, PS (contained
                           in Exhibit 5 hereto)